Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

As of September 30, 2018

Subsidiary	Jurisdiction of Incorporation
Azimuth Communications, Inc.	Oregon

Calumet Armature and Electric, L.L.C.

Freeman Enclosure Systems, LLC

HK Engine Components, LLC

ICS Holdings LLC

IES Commercial, Inc.

IES Communications, LLC

IES Consolidation, LLC

IES Infrastructure Solutions, LLC

IES Management, LP

IES Management ROO, LP

IES Operations Group, Inc.

IES Properties, Inc.

IES Purchasing & Materials, Inc.

IES Renewable Energy, LLC

IES Residential, Inc.

IES Shared Services, Inc.

IES Subsidiary Holdings, Inc.

IES Tangible Properties, Inc.

Illinois Ohio Indiana Arizona Delaware Delaware Delaware Delaware Texas Texas Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware
Integrated Electrical Finance, Inc.	Delaware
Key Electrical Supply, Inc.	Texas
Magnetech Industrial Services, Inc.	Indiana
NEXT Electric, LLC Shanahan Mechanical and Electrical, Inc. Southern Industrial Sales and Services, Inc. STR Mechanical, LLC Technibus, Inc. Technical Services II, LLC	Wisconsin Nebraska Georgia North Carolina Delaware Virginia
Thomas Popp & Company	Ohio

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